Evoke Pharma Receives Notice of Allowance for U.S. Patent Application for GIMOTI® Extending Orange Book listings to 2036

Extends patent exclusivity period an additional 6 years once granted

SOLANA BEACH, Calif., July 9, 2025 (GLOBE NEWSWIRE) — Evoke Pharma, Inc. (NASDAQ: EVOK), a specialty pharmaceutical company focused primarily on treatments for gastrointestinal (GI) diseases with an emphasis on GIMOTI® (metoclopramide) nasal spray, today announced that it has received a Notice of Allowance from the United States Patent and Trademark Office (USPTO) for a U.S. patent application covering the use of GIMOTI® in patients with moderate to severe symptoms of gastroparesis.

The allowed application is a continuation of U.S. Patent No. 11,517,545, and further expands Evoke’s intellectual property estate around intranasal metoclopramide. Upon issuance, the patent will be expected to expire in December 2036 and the company intends to list the patent in the FDA’s Orange Book, extending market exclusivity for GIMOTI® beyond other existing patents.

“This new patent allowance adds meaningful value to the GIMOTI® franchise by reinforcing protection around how and in whom the therapy is used,” said Matt D’Onofrio, CEO of Evoke Pharma. “Backed by extensive market research, GIMOTI continues to stand out as an effective non-oral treatment for a disease that can compromise the effectiveness of pills due to slowed gastric absorption of oral medications. We remain focused on maximizing GIMOTI’s potential as an effective patient-friendly treatment for diabetic gastroparesis.”

Evoke Pharma has filed another U.S. continuation application to pursue additional claims directed to treatments for this patient population.

As part of its commitment to the gastroparesis community, Evoke is proud to support Gastroparesis Awareness Month this August, and recognizes the importance of improving treatment options and disease awareness for patients facing this chronic and often debilitating condition.

GIMOTI is the only FDA-approved, non-oral, self-administered formulation of metoclopramide and is indicated for the relief of symptoms associated with acute and recurrent diabetic gastroparesis in adults. Non-oral delivery is an important treatment option as gastroparesis causes oral medications to be unpredictably absorbed and is vulnerable to one of the key symptoms of the disease, vomiting.

About Evoke Pharma, Inc.

Evoke is a specialty pharmaceutical company focused primarily on the development of drugs to treat GI disorders and diseases. The company developed, commercialized and markets GIMOTI, a nasal spray formulation of metoclopramide, for the relief of symptoms associated with acute and recurrent diabetic gastroparesis in adults.

Diabetic gastroparesis is a GI disorder affecting millions of patients worldwide, in which the stomach takes too long to empty its contents resulting in serious GI symptoms as well as other systemic complications. The gastric delay caused by gastroparesis can compromise absorption of orally administered medications. Prior to FDA approval to commercially market GIMOTI, metoclopramide was only available in oral and injectable formulations and remains the only drug currently approved in the United States to treat gastroparesis.

Visit www.EvokePharma.com for more information.

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About Gimoti® (metoclopramide) nasal spray

GIMOTI is indicated for the relief of symptoms in adults with acute and recurrent diabetic gastroparesis. Important Safety Information:

WARNING: TARDIVE DYSKINESIA

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Metoclopramide can cause tardive dyskinesia (TD), a serious movement disorder that is often irreversible. The risk of developing TD increases with duration of treatment and total cumulative dosage.
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Discontinue GIMOTI in patients who develop signs or symptoms of TD. In some patients, symptoms may lessen or resolve after metoclopramide is stopped.

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Avoid treatment with metoclopramide (all dosage forms and routes of administration) for longer than 12 weeks because of the increased risk of developing TD with longer-term use.

GIMOTI is not recommended for use in:

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Pediatric patients due to the risk of developing tardive dyskinesia (TD) and other extrapyramidal symptoms as well as the risk of methemoglobinemia in neonates.
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Moderate or severe hepatic impairment (Child-Pugh B or C), moderate or severe renal impairment (creatinine clearance less than 60 mL/minute), and patients concurrently using strong CYP2D6 inhibitors due to the risk of increased drug exposure and adverse reactions.

GIMOTI is contraindicated:

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In patients with a history of tardive dyskinesia (TD) or a dystonic reaction to metoclopramide.
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When stimulation of gastrointestinal motility might be dangerous (e.g., in the presence of gastrointestinal hemorrhage mechanical obstruction, or perforation).
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In patients with pheochromocytoma or other catecholamine-releasing paragangliomas. Metoclopramide may cause a hypertensive/pheochromocytoma crisis, probably due to release of catecholamines from the tumor.
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In patients with epilepsy. Metoclopramide may increase the frequency and severity of seizures.
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In patients with hypersensitivity to metoclopramide. Reactions have included laryngeal and glossal angioedema and bronchospasm.

Potential adverse reactions associated with metoclopramide include: Tardive dyskinesia (TD), other extrapyramidal effects (EPS), parkinsonism symptoms, motor restlessness, neuroleptic malignant syndrome (NMS), depression, suicidal ideation and suicide, hypertension, fluid retention, hyperprolactinemia, effects on the ability to drive and operate machinery. Most common adverse reactions (≥5%) for GIMOTI are: dysgeusia, headache, and fatigue. These are not all of the possible side effects of GIMOTI. Call your doctor for medical advice about whether you should take GIMOTI and the possible risk factors and side effects. You are encouraged to report negative side effects of prescription drugs to the FDA.

Visit www.fda.gov/medwatch or call 1-800-FDA-1088.

Safe Harbor Statement

Evoke cautions you that statements included in this press release that are not a description of historical facts are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negatives of these terms or other similar expressions. These statements are based on the company’s current beliefs and expectations. These forward-looking statements include statements regarding: the timing of the USPTO granting the patent application and the Company’s plans to list the patent in the Orange Book and pursue additional claims directed to treatments for certain patient populations; and the additional value of the GIMOTI franchise as a result of the patent application. The inclusion of forward-looking statements should not be regarded as a representation by Evoke that any of its plans will be achieved. Actual results may differ from those set forth in this press release due to the risks and uncertainties inherent in Evoke’s business, including, without limitation: Evoke’s ability to obtain and maintain intellectual property protection for GIMOTI and the FDA ultimately updating the Orange Book listing with the new patent; Evoke and EVERSANA may not be able to successfully drive market demand for GIMOTI; the results of market research studies may not predict acceptance by patients, healthcare providers or payors; Evoke is entirely dependent on the success of GIMOTI; inadequate efficacy or unexpected adverse side effects relating to GIMOTI that could result in recalls or product liability claims; and other risks and uncertainties detailed in Evoke’s prior press releases and in the periodic reports it files with the Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and Evoke undertakes no obligation to revise or update this press release to reflect events or circumstances after the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement. This caution is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Investor & Media Contact:

Daniel Kontoh-Boateng

DKB Partners

Tel: 862-213-1398

dboateng@dkbpartners.net